AMP Incorporated and subsidiaries
                                                     EX.21

SUBSIDIARIES AND BRANCHES OF AMP INCORPORATED (all wholly owned and included in consolidated results)

AMP Building Technology, Inc.
Wilmington, Delaware

AMP Investments, Inc.
Wilmington, Delaware

Connectware, Inc.
Richardson, Texas
(Delaware, U.S.A.)

M/A-COM, Inc.
Lowell, Massachusetts

Madison Cable Corporation
Worchester, Massachusetts

The Whitaker Corporation
Wilmington, Delaware

AMP of Canada, Ltd.
Markham, Canada

AMP S. A. Argentina C.I.Y.F.
Buenos Aires, Argentina

AMP do Brasil Conectores Electricos E Electronicos Ltda.
Sao Paulo, Brazil

AMP de Chile Conectores Electricos y Electronicos Limitada
Santiago, Chile

AMP de Mexico, S.A.
Mexico City, D.F. Mexico

AMP Amermex, S.A. de C.V.
Hermosillo, Mexico

AMP Osterreich Handelsgesellschaft m.b.H.
Vienna, Austria

AMP Belgium
Zaventem, Belgium
(Branch of AMP-Holland B.V.)

AMP Czech s.r.o.
Kirum, Czech Republic

AMP Danmark
Viby, Denmark
(Branch of AMP-Holland B.V.)

AMP Eesti AS
Tallinn, Estonia

AMP Finland Oy
Helsinki, Finland

AMP de France S.A.
Pontois, France

AMP Holding France S.A.S.
Pontoise, France

AMP Societe Industrielle Materiel Electrique S.A. - SIMEL
Gevrey-Chambertin, France

AMP Export S.A.R.L.
Pontoise, France

AMP Deutschland G.m.b.H.
Langen, Germany

HTS Electrotechnik GmbH
Neunkirchen-Seelscheid

Jitex Elektrovertr. G.m.b.H.
Wuppertal, Germany

AMP of Great Britain Limited
Stanmore, England

AMP Hungary Manufacturing Co. Ltd.
Esztergom, Hungary

AMP Hungary Trading Co. Ltd.
Budapest, Hungary

AMP Ireland Limited
Dublin, Ireland

AMP Interconnection Products Israel, Ltd.
Tel-Aviv, Israel

AMP Italia S.p.A.
Collegno, Italy

AMP Italia Products S.p.A.
San Salvo, Italy

AMP-Holland B.V.
's-Hertogenbosch, The Netherlands

AMP Applied Products B.V.
's-Hertogenbosch, The Netherlands
(subsidiary of AMP-Holland B.V.)

AMP Norge A/S
Nesbru, Norway

AMP Polska Sp.z.o.o.
Warsaw, Poland

AMP Portugal, Lda.
Lisbon, Portugal

AMP d.o.o. in Slovenia
Ljubljana, Slovenia

AMP Espanola, S.A.
Barcelona, Spain

AMP PORTUGAL-CONECTORES ELECTRICOS E ELECRO
Lisbon, Spain

AMP Products South Africa (Proprietary) Limited
Johannesburg, South Africa

AMP Svenska AB
Stockholm, Sweden

AMP (Schweiz) A.G.
Steinach, Switzerland

AMP (Schweiz) HFI
Steinach, Switzerland

AMP (Schweiz) Produktions A.G.
Steinach, Switzerland

Decolletage S.A. St.-Maurice
St.-Maurice, Switzerland

AMP China Incorporated
Harrisburg, Pennsylvania
(Delaware, USA)

AMP Qingdao Connectors Co. Ltd.
Qingdao, Peoples' Republic of China

AMP Shunde Connector, Ltd.
Shunde, People's Republic of China

Australian AMP Pty. Ltd.
Sydney, Australia

AMP Products Pacific Limited
Hong Kong

AMP India Private Limited
Bangalore, India

AMP Tools (India) Pvt. Ltd.
Cochin, India

AMP (Japan), Ltd.
Kawaskaki-shi, Japan

AMP Technology Japan, Ltd.
Kawasaki, Japan

Carroll Touch International, Ltd.
Tokyo, Japan
(Delaware, U.S.A.)

Businessland Japan Co., Ltd.
Tokyo, Japan

AMP Manufacturing Korea, Ltd.
Gyunggi-Do, South Korea

AMP Connectors (Malaysia) Sdn. Bhd.
Kuala Lumpur, Malaysia

AMP Products (Malaysia) Sdn. Bhd.
Kuala Lumpur, Malaysia

New Zealand AMP Ltd.
Auckland, New Zealand

AMP Philippines, Inc.
Manila, Philippines

AMP Singapore Pte. Ltd.
Singapore

AMP Manufacturing Singapore Pte., Ltd.
Singapore

AMP Taiwan B.V.
Taipei, Taiwan
(The Netherlands)

AMP Manufacturing Taiwan, Ltd.
Hsin-chu, Taiwan

AMP (Thailand) Limited
Bangkok, Thailand

AMP Elektrik Elektronik Baglanti Sistemleri
Ticaret Limited Sirketi
Istanbul, Turkey


JOINT VENTURES

AMP Shanghai Ltd.
Shanghai, Peoples Republic of China

Building Technology Associates
Wilmington, Delaware

AMP-AKZO LinLam vof
Arnhem, The Netherlands
(Dutch vof partnership)

Note: Subsidiaries and joint ventures are incorporated in the country/state of location except where indicated otherwise.